As filed with the Securities and Exchange Commission on August 8, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHATEAU COMMUNITIES, INC.

(Exact Name of Registrant as Specified In Its Charter)

Maryland	38-3132038
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6160 South Syracuse Way

Greenwood Village, Colorado 80111

(303) 741-3707

(Address of Principal Executive Offices, Including Zip Code)

Chateau Communities, Inc. 2002 Equity Compensation Plan;

Chateau Communities, Inc. 2001 Equity Compensation Plan.

(Full Title of the Plan)

Rees F. Davis, Jr.

Chief Executive Officer

Chateau Communities, Inc.

6160 South Syracuse Way

Greenwood Village, Colorado 80111

(303) 741-3707

(Name, Address and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Jay L. Bernstein, Esq.

Clifford Chance US LLP

200 Park Avenue

New York, New York 10166

(212) 878-8000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.01 per share	1,400,000 shares(3)	$29.44	$41,216,000	$3,335

Common Stock, par value $.01 per share	500,000 shares(4)	$29.44	$14,720,000	$1,191

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares being registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with provisions of the Plans (as defined herein).
(2)	Estimated in Accordance with Rule 457(h) solely for the purpose of calculating the registration fee, on the basis of the average of the high and the low sale prices of the Registrant’s Common Stock (as defined herein) reported on the New York Stock Exchange on August 6, 2003.
(3)	Represents the maximum number of shares of Common Stock reserved for issuance under the Registrant’s 2002 Plan (as defined herein).
(4)	Represents the maximum number of shares of Common Stock reserved for issuance under the Registrant’s 2001 Plan (as defined herein).

EXPLANATORY NOTE

This Registration Statement covers the maximum number of shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), reserved by the Registrant for issuance under the Registrant’s 2002 Equity Compensation Plan (the “2002 Plan”) and the Registrant’s 2001 Equity Compensation Plan (the “2001 Plan,” and together with the 2002 Plan, the “Plans”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 of the Securities Act and the introductory Note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

We incorporate by reference into this Registration Statement the following documents which we previously filed with the Securities and Exchange Commission (the “Commission”):

(a)  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (Commission File No. 1-12496).

(b)  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, September 30, 2002 and June 30, 2002 (Commission File No. 1-12496).

(c)  The description of our Common Stock contained in our registration statement on Form 8-A (Commission File No. 1-12496), filed on October 25, 1993 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

(d)  All other reports we have filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 2002.

When we file documents in accordance with Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this Registration Statement and the time we file a post-effective amendment to the Registration Statement indicating that all the securities which are the subject of the Registration Statement have been sold or deregistering any securities which have not been sold, the documents we file will be incorporated into this Registration Statement and will be a part of it beginning on the date the documents are filed. If any documents that we file change anything said in this Registration Statement or in an earlier document which is incorporated into this Registration Statement, the later document will modify or supersede what is said in this Registration Statement or the earlier document.

You may request a copy of these filings at no cost, other than exhibits to those documents which are not specifically incorporated by reference, by writing or telephoning us at the following address:

Chateau Communities, Inc.

6160 South Syracuse Way

Greenwood Village, Colorado 80111

Telephone: (303) 741-3707

Item 4.    Description of Securities

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

Our Charter limits the liability of our directors and officers to us and our stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except to the extent that (i) it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit our ability or the ability of our stockholders to obtain other relief, such as an injunction or rescission.

Our Charter and By-Laws require (or permit, as the case may be) us to indemnify our directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law (“MGCL”) permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit No.	Description
4.1	Our 2002 Equity Compensation Plan (a)

4.2	Our 2001 Equity Compensation Plan (b)

4.3	Our Articles of Amendment and Restatement (1995) (c)

4.4	Our Articles of Amendment (1995) (d)

4.5	Our Articles of Amendment (1997) (e)

4.6	Our Amended and Restated By-Laws (f)

4.7	Amendment to our Amended and Restated By-Laws (g)

4.8	Our Articles Supplementary (1998) (h)

4.9	Form of Common Stock Certificate (i)

5.1	Opinion of Clifford Chance US LLP

23.1	Consent of Clifford Chance US LLP (included in opinion filed as Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (included on signature pages hereto)

(a)  Incorporated by reference to the Exhibits filed with our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 31, 2003 (Commission File No. 001-12496).

(b)  Incorporated by reference to the Exhibits filed with our Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on April 1, 2002 (Commission File No. 001-12496).

(c)  Incorporated by reference to the Exhibits filed with our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, filed with the Commission on August 10, 1995 (Commission File No. 1-12496).

(d)  Incorporated by reference to the Exhibits filed with our Form S-8, filed with the Commission on June 5, 1997 (Commission File No. 333-28583).

(e)    Incorporated by reference to the Exhibits filed with our Current Report on Form 8-K, filed with the Commission on May 30, 1997 (Commission File No. 1-12496).

(f)  Incorporated by reference to the Exhibits filed with our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed with the Commission on May 15, 1997 (Commission File No. 1-12496).

(g)  Incorporated by reference to the Exhibits filed with our Registration Statement on Form 10-K filed with the Commission on March 23, 2000 (Commission File No. 1-12496).

(h)  Incorporated by reference to the Exhibits filed with our Current Report on Form 8-K, filed with the Commission on May 1, 1998 (Commission File No. 1-12496).

(i)  Incorporated by reference to the Exhibits filed with our Registration Statement on Form S-11 filed with the Commission on November 10, 1993 (Commission File No. 33-69150).

Item 9.    Undertakings

(a)  The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 8th day of August, 2003.

CHATEAU COMMUNITIES, INC.

By:	/S/ TAMARA D. FISCHER
Tamara D. Fischer Executive Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rees F. Davis, Jr., C.G. Kellogg and Tamara D. Fischer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any pre-effective and post-effective amendments, to this Registration Statement on Form S-8 and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all applications and other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents, or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ STEVEN J. SHERWOOD Steven J. Sherwood	Chairman of the Board of Directors	August 8, 2003

/S/ REES F. DAVIS, JR. Rees F. Davis, Jr.	Director and Chief Executive Officer(Principal Executive Officer)	August 8, 2003

/S/ C.G. KELLOG C.G. Kellogg	Director and Executive Vice President	August 8, 2003

/S/ TAMARA D. FISCHER Tamara D. Fischer	Chief Financial Officer and Executive Vice President (Principal Financial andAccounting Officer)	August 8, 2003

/S/ EDWARD R. ALLEN Edward R. Allen	Director	August 8, 2003

/S/ JAMES A. WILLIAMS James A. Williams	Director	August 8, 2003

/S/ JAMES M. HANKINS James M. Hankins	Director and Vice Chairman	August 8, 2003

/S/ D. KEITH COBB D. Keith Cobb	Director	August 8, 2003

/S/ JAMES T. MESTDAGH James T. Mestdagh	Director	August 8, 2003

/S/ RHONDA G. HOGAN Rhonda G. Hogan	Director	August 8, 2003

/S/ ROBERT K. JORDAN Robert K. Jordan	Director	August 8, 2003

EXHIBIT INDEX

Exhibit No.	Description
4.1	Our 2002 Equity Compensation Plan (a)

4.2	Our 2001 Equity Compensation Plan (b)

4.3	Our Articles of Amendment and Restatement (1995) (c)

4.4	Our Articles of Amendment (1995) (d)

4.5	Our Articles of Amendment (1997) (e)

4.6	Our Amended and Restated By-Laws (f)

4.7	Amendment to our Amended and Restated By-Laws (g)

4.8	Our Articles Supplementary (1998) (h)

4.9	Form of Common Stock Certificate (i)

5.1	Opinion of Clifford Chance US LLP

23.1	Consent of Clifford Chance US LLP (included in opinion filed as Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (included on signature pages hereto)

(a)  Incorporated by reference to the Exhibits filed with our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Commission on March 31, 2003 (Commission File No. 001-12496).

(b)  Incorporated by reference to the Exhibits filed with our Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on April 1, 2002 (Commission File No. 001-12496).

(c)  Incorporated by reference to the Exhibits filed with our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995, filed with the Commission on August 10, 1995 (Commission File No. 1-12496).

(d)  Incorporated by reference to the Exhibits filed with our Form S-8, filed with the Commission on June 5, 1997 (Commission File No. 333-28583).

(e)  Incorporated by reference to the Exhibits filed with our Current Report on Form 8-K, filed with the Commission on May 30, 1997 (Commission File No. 1-12496).

(f)  Incorporated by reference to the Exhibits filed with our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed with the Commission on May 15, 1997 (Commission File No. 1-12496).

(g)  Incorporated by reference to the Exhibits filed with our Registration Statement on Form 10-K filed with the Commission on March 23, 2000 (Commission File No. 1-12496).

(h)  Incorporated by reference to the Exhibits filed with our Current Report on Form 8-K, filed with the Commission on May 1, 1998 (Commission File No. 1-12496).

(i)  Incorporated by reference to the Exhibits filed with our Registration Statement on Form S-11 filed with the Commission on November 10, 1993 (Commission File No. 33-69150).